As filed with the Securities and Exchange Commission on June 2,
1995
Registration No. 33-_________
______________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________

FORM S-8
Registration Statement Under the Securities Act of 1933
________________________

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                                 95-1055798
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)

1840 Century Park East, Los Angeles, California  90067
(Address of Principal Executive Offices)  (Zip Code)


Northrop Grumman 1993 Long-Term Incentive Stock Plan
Northrop Grumman Corporation 1995 Stock Option Plan for Non-
Employee Directors
(Full title of the plans)


Richard R. Molleur
Corporate Vice President and General Counsel
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067
(310) 553-6262
(Name, address and telephone number of agent for service)
________________

Calculation of Registration Fee
_______________________________________________________________

                        PROPOSED
                        MAXIMUM   PROPOSED
TITLE OF                OFFERING  MAXIMUM
SECURITIES  AMOUNT      PRICE     AGGREGATE       AMOUNT OF
TO BE       TO BE       PER       OFFERING        REGISTRATION
REGISTERED  REGISTERED  SHARE     PRICE           FEE
_______________________________________________________________

Common
Stock,     2,100,000  $51.50(3)  $108,150,000(3)  $37,293.10(4)
$1.00      Shares (2)
par value(1)



(1) Includes rights ("Rights") issuable pursuant to that certain Common Stock Purchase Rights Plan dated September 21, 1988, which Rights are related to shares of Common Stock (including shares registered hereunder and under the Prior Registration Statement (defined herein)) in the ratio of one Right to one share.

(2) Of this number, 1,800,000 shares are being registered for issuance pursuant to the Northrop Grumman 1993 Long-Term Incentive Stock Plan and 300,000 shares are being registered for issuance pursuant to the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors. Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable pursuant to the anti-dilution provisions of the Plans.

(3) Estimated solely for purposes of calculating the registration fee.

(4) The registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Northrop Grumman Corporation Common Stock quoted on the New York Stock Exchange on May 25, 1995 of $ 51.50 per share.

EXPLANATORY NOTE

          This registration statement relates to (1) the amendment of the Northrop Grumman 1993 Long-Term Incentive Stock Plan
(the "1993 Plan") to increase the number of shares of Common
Stock authorized to be issued thereunder from 2,300,000 to 4,100,000 plus any shares which are available but not issued under the Company's 1981 and 1987 Long-Term Incentive Plans and
(2) the adoption of the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors pursuant to which 300,000 shares of Common Stock are authorized to be issued.
The contents of the undersigned Registrant's registration statement on Form S-8 with respect to the 1993 Plan, Registration No. 33-49667 (the "Prior Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on June 11, 1993, are hereby incorporated by reference.


Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information*


*Information required by Part I to be contained in the Section
10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.             Incorporation of Documents by Reference.

          The following documents filed by Northrop Grumman
Corporation (the "Company" or the "Registrant") with the Commission are hereby incorporated by reference:

          The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above.

          The description of the Company's Common Stock which is contained in the Company's registration statement on Form 8-B dated June 20, 1985 filed under the Exchange Act.

          The description of the Company's Common Stock Purchase
Rights which is contained in the Company's registration statement on Form 8-A dated September 22, 1988, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

          The legal opinion and consent of Richard R. Molleur, Corporate Vice President and General Counsel of the Company, is attached hereto as Exhibit 5.1. Mr. Molleur owns 2,571 shares of the Company's Common Stock valued, as of May 30, 1995, in the amount of $133,370.63. In addition, Mr. Molleur has vested options to purchase 12,000 shares of the Company's Common Stock at an exercise price of $25.00 per share and 6,000 shares at an exercise price of $26.125.

Item 6.             Indemnification of Directors and Officers.

          The Company provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized by Delaware Law.

            Section 145 of the Delaware General Corporation Law provides:

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                    A corporation may indemnify any person who was or is a party of or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expense (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                    Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                    A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                    For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation shall include any service by a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

            Article V of the Company's By-Laws provides:

          Section 5.01. Right to Indemnification. Each person who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation (hereinafter an "indemnitee") shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. Any person who was or is made a party, or is threatened to be made a party, to any proceeding by reason of the fact that he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall also be considered an indemnitee for the purpose of this Article. The right to indemnification provided by this Article shall apply whether or not the basis of such proceeding is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director officer, employee or agent. Notwithstanding anything in this Section 5.01 to the contrary, except as provided in Section 5.03 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Corporation.

          Section 5.02. Advancement of Expenses. (a) The right to indemnification conferred in Section 5.01 shall include the right to have the expenses incurred in defending or preparing for any such proceeding in advance of the final disposition (hereinafter an "advancement of expenses") paid by the Corporation; provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise; and provided, further, that an advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate any applicable law. The Corporation shall not be obligated to advance fees and expenses to a director, officer, employee or agent in connection with a proceeding instituted by the Corporation against such person. (b) Notwithstanding anything in Section 5.02(a) to the contrary, the right of employees or agents to advancement of expenses shall be at the discretion of the Board of Directors and on such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights for the advancement of expenses to employees and agents of the Corporation on such terms and conditions as such officers deem appropriate.

          Section 5.03. Right of Indemnitee to Bring Suit. If a claim under Section 5.01 is not paid in full by the Corporation within sixty (60) calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses under Section 5.02 in which case the applicable period shall be thirty (30) calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit.

          Section 5.04. Nonexclusivity of Rights. (a) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Notwithstanding any amendment to or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal. (b) The Corporation may maintain insurance, at its expense, to protect itself and any past or present director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article. (c) The Corporation may without reference to Sections 5.01 through 5.04(a) and (b) hereof, pay the expenses, including attorneys fees, incurred by any director, officer, employee or agent of the Corporation who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal, or administrative proceeding or governmental or internal investigation to which the Corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Corporation is a party, if the Corporation determines that such payments will benefit the Corporation and if, at the time such expenses are incurred by such individual and paid by the Corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

            Indemnification Agreements:

          The Company provides indemnification agreements to all directors, elected officers and certain other designated persons. The indemnification agreements are intended to provide indemnification to the fullest extent authorized under Delaware and other applicable law. The indemnification agreements set out a procedure for determining compliance with the applicable statutory standard of conduct. A party to an indemnification agreement will be presumed to have met the applicable statutory standard of conduct unless the Company's Board of Directors, stockholders or independent legal counsel determine that the relevant standard has not been met. Under Delaware law no such presumption exists. The indemnification agreements also require the Company to advance litigation expenses at the request of an indemnified person in advance of the final resolution of a proceeding, provided that such person undertakes to repay such advances if it is ultimately determined that he or she is not entitled to indemnification. The indemnification agreements broaden the scope of the Company's indemnification obligations under the By-Laws and make the obligations expressly contractual.

            Insurance:

          The Company maintains and pays the premiums on contracts insuring (a) the Company (with certain exclusions) against any liability to directors and officers it may incur under the indemnity provisions set forth in the By-Laws and individual indemnification agreements with officers and directors and
(b) insuring each director and officer of the Company (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the Company, which cannot otherwise be indemnified by the Company.

Item 7.             Exemption From Registration Claimed.

          Not Applicable.

Item 8.Exhibits.

          The following exhibits are filed herewith:

           4.1  Northrop Grumman 1993 Long-Term Incentive Stock
Plan.

           4.2 Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors.

           5.1  Opinion regarding legality.

           23.1 Consent of Deloitte & Touche LLP.

           23.2 Consent of counsel (included in Exhibit 5.1).

           24.1 Power of Attorney.


Item 9.             Undertakings.

             The undersigned Company hereby undertakes:

                       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the
Act and is, therefore, unenforceable.   In the event that a
claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the capacities indicated, thereunto duly authorized, in the City of Los Angeles, State of California, on this 2nd day of June, 1995.


Northrop Grumman Corporation


By /s/  Sheila M. Gibbons
        Sheila M. Gibbons
        Corporate Vice President and Secretary



          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the 2nd day of June 1995.


SIGNATURE               TITLE


Kent Kresa*             Chairman of the Board,
Kent Kresa              President and Chief
                        Executive Officer
                        and Director (Principal
                        Executive Officer)

Richard B. Waugh, Jr.*  Corporate Vice President and
Richard B. Waugh, Jr.   Chief Financial Officer
                        (Principal Financial Officer)

Nelson F. Gibbs*       Corporate Vice President and
Nelson F. Gibbs        Controller, Principal
                       Accounting Officer


Jack R. Borsting*      Director
Jack R. Borsting


John T. Chain, Jr.*    Director
John T. Chain, Jr.


Jack Edwards*          Director
Jack Edwards


Barbara C. Jordan*     Director
Barbara C. Jordan


Aulana L. Peters*      Director
Aulana L. Peters


John E. Robson*        Director
John E. Robson


Richard M. Rosenberg*  Director
Richard M. Rosenberg


William F. Schmied*    Director
William F. Schmied


Brent Scowcroft*       Director
Brent Scowcroft


John Brooks Slaughter* Director
John Brooks Slaughter


Wallace C. Solberg*    Director
Wallace C. Solberg


Richard J. Stegemeier* Director
Richard J. Stegemeier



*By: /s/Sheila M. Gibbons
       Sheila M. Gibbons, Attorney-in-Fact
       pursuant to a power of attorney
EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION                                      PAGE

4.1       Northrop Grumman 1993 Long-Term                   12
          Incentive Stock Plan, as Amended.


4.2       Northrop Grumman Corporation 1995                 18
          Stock Option Plan for Non-Employee Directors.


5.1       Opinion regarding legality.                       22


23.1      Consent of Deloitte & Touche LLP.                 23


23.2      Consent of Counsel (included in Exhibit 5.1).     22

24.1      Power of Attorney.                                25




EXHIBIT 4.1


NORTHROP GRUMMAN 1993 LONG-TERM INCENTIVE STOCK PLAN, AS
AMENDED

NORTHROP GRUMMAN 1993 LONG-TERM INCENTIVE STOCK PLAN, AS
AMENDED

1.        Purpose

          The purpose of the Northrop Grumman 1993 Long-Term Incentive Stock Plan (the "Plan") is to promote the long-term success of Northrop Grumman Corporation (the "Company") and to increase shareholder value by providing its officers and selected employees with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such officers and employees to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective. Additionally, the Company believes the Plan will assist in attracting and retaining in its employ outstanding people of training, experience and ability.

2.        Term

          The Plan shall become effective upon the approval by the stockholders of the Company. Unless previously terminated by the Company's Board of Directors (the "Board"), the Plan shall terminate at the close of business on the fifth anniversary of such stockholder approval. After termination of the Plan, no future awards may be granted but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.        Plan Administration

          A Committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of three or more non-employee members of the Board who qualify to administer the Plan as contemplated by Rule 16b-3 under the Securities and Exchange Act of 1934 (the
"1934 Act") or any successor rule. The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. In no event, however, shall the Committee or its designee have the right to cancel outstanding stock options for the purpose of replacing or regranting such options with a purchase price that is less than the purchase price of the original option.

4.        Eligibility

          Any employee of the Company shall be eligible to receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award as contemplated in Sections 5 and 8, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5.        Shares of Common Stock Subject to the Plan and Grant
Limits

          (a) Subject to Section 6 of the Plan, the aggregate number of additional shares of common stock of the Company
("Common Stock") which may be issued or transferred pursuant to awards under the Plan, or reserved for such issuance or transfer, shall not exceed 4,100,000 shares. In addition,
(i) any shares of Common Stock which as of the effective date of the Plan are reserved for issuance under the Company's 1981 and 1987 Long-Term Incentive Plans (the "Prior Plans") and which are not thereafter issued; (ii) any shares of Common
Stock which are forfeited back to the Company under the Plan or the Prior Plans; and (iii) any shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan or the Prior Plans, shall be available for issuance under the Plan.

          (b) In no event, however, except as subject to adjustment as provided in Section 6 shall more than 1,800,000 shares of Common Stock be cumulatively available for issuance pursuant to stock awards granted under Section 8(c) of the Plan.

          (c) In instances where a stock appreciation right ("SAR") or other award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall nevertheless be deemed issued and shall no longer be available for issuance under the Plan.
However, the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of awards granted to employees who are subject to Section 16 of the 1934 Act, be counted against the shares available for issuance under the Plan.

          (d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

          (e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three year period pursuant to stock option grants hereunder exceed 400,000 shares ("Grant Limit").

6.        Adjustments and Reorganizations

          In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares that may be issued under the Plan; (b) the Grant Limit established under the Plan; (c) each outstanding award made under the Plan; and (d) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

          In the event that the Company undergoes a change in control (as defined by the Committee); or is not the surviving company in a merger or consolidation with another company or in the event of a liquidation or reorganization of the Company, and in the absence of the surviving company's assumption of outstanding awards made under the Plan, the Committee may provide for appropriate adjustments and settlements of such awards either at the time of award or at a subsequent date.

7.        Fair Market Value

          Fair Market Value for all purposes under the Plan shall mean the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York
Stock Exchange (the "Exchange") for the date in question. If no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on the Exchange shall be substituted.

8.        Awards

          The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

          (a) Stock Options - A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair
Market Value on the date of grant, except that, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with
Section 422 of the Internal Revenue Code of 1986, as amended
(the "Code"). If an ISO is granted, the aggregate Fair Market
Value (determined on the date the option is granted) of Common
Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering
(either actually or by attestation) Common Stock;
(ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (iv) any combination of the above. The Committee may grant stock options that provide for the award of a new option when the exercise price has been paid for by tendering shares of Common Stock to the Company. This new option grant would cover the number of shares tendered with the option purchase price set at the then current Fair Market Value and would never extend beyond the remaining term of the originally exercised option.

          (b) SARs - A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

          (c) Stock Awards - An award made or denominated in stock or units of stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

9.        Dividends and Dividend Equivalents

          The Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

10.       Deferrals and Settlements

          Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The
Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11.       Transferability and Exercisability

          All awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order (as defined by the Code) or unless otherwise determined by the Committee. However, in the event that a participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective participant regarding any outstanding awards held by the participant subsequent to such termination of employment.
If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distributions under the Plan upon the death of the participant.

12.       Award Agreements

          Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall not extend to the reduction of the exercise price of a previously granted option, except as provided in Section 6 hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.

13.       Plan Amendment

          The plan may only be amended by a disinterested majority of the Board of Directors as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan or otherwise cause the Plan not to comply with Rule 16b-3, or any successor rule, under the 1934 Act.
14.       Tax Withholding

          The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any Federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15.       Other Company Benefit and Compensation Programs

          Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16.       Unfunded Plan

          Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

17.       Future Rights

          No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ of the Company.

18.       Governing Law

          The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.

19.       Successors and Assigns

          The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

20.       Rights as a Shareholder

          Except as otherwise provided in the award agreement, a participant shall have no rights as a shareholder until he or she becomes the holder of record of shares of Common Stock.

EXHIBIT 4.2


NORTHROP GRUMMAN CORPORATION 1995 STOCK OPTION PLAN FOR NON-
EMPLOYEE DIRECTORS

NORTHROP GRUMMAN CORPORATION 1995 STOCK OPTION PLAN FOR NON-
EMPLOYEE DIRECTORS


Section 1:  Purpose

          The Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors (the "Plan") has been adopted to promote the longer-term growth and financial success of the Company by (1) enhancing its ability to attract and retain nonaffiliated individuals of outstanding ability as members of the Board and (2) promoting a greater identity of interest between non-employee members of the Board and shareholders.

Section 2:  Definitions

          As used in the Plan, the following terms have these respective meanings:

          (a)       "Board" means the Company's Board of Directors.

          (b) "Common Stock" means the Company's Common Stock, par value $1.00 per share, or any successor stock issued by the Company in replacement or conversion thereof.

          (c) "Company" means Northrop Grumman Corporation, a corporation established under the laws of the State of Delaware.

          (d) "Fair Market Value" means for any given day the closing sales price on such date of a share of Common Stock as reported on the principal securities exchange on which such shares of Common Stock are then listed or admitted to trading or as reported on the National Association of Securities
Dealers Automated Quotation ("NASDAQ") National Market System, if not so listed or admitted. If no sales of Common Stock were made on such exchange or reported on the NASDAQ system on that date, the closing price of a share of Common Stock for the preceding day of such exchange or as reported by NASDAQ shall be substituted.

          (e) "Grant Date" means the third business day following the Company's Annual Meeting of Shareholders.

          (f) "Participant" means for each Grant Date any director of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company on the applicable Grant
Date.

          (g) "Plan" means the Northrop Grumman Corporation 1995 Stock Option Plan for Non-Employee Directors.

          (h) "Stock Option" means a right to purchase shares of Common Stock at the applicable Fair Market Value.

          (i)       "1934 Act" means the Securities Exchange Act of 1934.


Section 3:  Effective Date

          The Plan shall be effective beginning on the date it is approved by the Company's shareholders and shall remain in effect for each applicable Grant Date until terminated by the Board. If the Plan is terminated, the terms of the Plan shall continue to apply to all outstanding Stock Options granted prior to such termination.

Section 4:  Plan Operation

          The Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the 1934 Act and accordingly is intended to be self-governing. To this end, the Plan is intended to require no discretionary action by any administrative body with regard to any transaction under the Plan except as specified in Section 5(b) of the Plan.


Section 5:  Common Stock Available for Stock Options

          (a) Number of Shares. A maximum of 300,000 shares of Common Stock may be issued upon the exercise of Stock Options granted under the Plan. Shares of Common Stock shall not be deemed issued until the applicable Stock Option has been exercised and, accordingly, any shares of Common Stock represented by Stock Options which expire unexercised or which are cancelled shall remain available for issuance under the Plan.

          (b) Adjustments. The Board, as it deems appropriate to meet the intent of the Plan, may make such adjustments to the number of shares available under the Plan and to any outstanding Stock Options, provided such adjustments are consistent with the effect on other shareholders arising from any corporate restructuring or similar action. Such actions may include, but are not limited to, any stock dividend, stock split, combination or exchange of shares, merger, consolidation, recapitalization, spin-off or other distribution
(other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock.
The Board may also, when similarly appropriate, make such adjustment in the exercise price of outstanding Stock Options as it deems necessary to preserve the rights of Participants under the Plan.

Section 6:  Stock Option Terms

          (a) Granting of Stock Options. Each Participant shall be granted a Stock Option to purchase 500 shares on each Grant
Date that the Plan is in effect.

          (b) Duration and Exercisability. Each Stock Option shall have a term of ten years and shall become immediately exercisable on the Grant Date.

          (c) Termination of Directorship. When a Participant ceases to be a member of the Board, each Stock Option or portions thereof, held by such Participant shall continue to be exercisable for the lesser of five years or until the end of the original term. Notwithstanding the foregoing, if a Participant is terminated as a member of the Board for cause, any exercisable Stock Option shall cease to be exercisable on the date of termination.

          (d) Exercise of Stock Options. Stock Options may be exercised by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. Payment for shares of Common Stock shall be made in full at the time that a Stock Option, or any part thereof, is exercised. Payment may be made (i) in cash, or
(ii) by delivery of shares of Common Stock of the Company held by the Participant, which shares shall be valued, for purposes of payment, at their Fair Market Value on the date of payment, or (iii) by a combination of (i) and (ii) above, or (iv) by ensuring receipt by the Company of an executed exercise notice coupled with an irrevocable instruction to a broker to execute a "same day" sale and deliver the sale exercise price to the Company, or (v) by directing the Company to withhold from the shares that would otherwise be issued upon exercise of the Stock Option that number of whole shares having a fair market value equal to the aggregate option price for the optioned shares issuable on exercise of the Stock Option. Shares of the Company's Common Stock so withheld shall be valued at their Fair Market Value at the close of the last business day immediately preceding the date of exercise of the Stock Option.
The Participant agrees that, in the event the exercise of any Stock Options granted in this Plan or the disposition of shares following exercise of such options results in the Participant's realization of income which for federal, state or local income tax purposes is, in the opinion of counsel for the Company, subject to withholding of tax at source by the Company, the Participant will pay to the Company an amount equal to such withholding tax (i) in cash or (ii) by delivery of Common Stock already owned by the Participant prior to delivery to the Participant of certificates representing the shares purchased or transferred or (iii) upon issuance of any stock under this Plan, allow the Company to withhold such shares otherwise issuable by the amount necessary to satisfy the Participant's federal, state and local tax withholding requirements.

Section 7:  General Provisions

          (a) Non-Transferability of Stock Options. So long as restrictions on transferability of Stock Options are required by Rule 16b-3 or any successor rule adopted pursuant to the 1934 Act, a Stock Option granted under the Plan may not be transferred otherwise than as permitted by Rule 16b-3 or any successor rule. Rule 16b-3 currently permits transfers only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal
Revenue Code of 1986, as amended, or Title I of the Employee
Retirement Income Security Act, or the rules thereunder.

          (b) Documentation of Grants. Stock Options shall be evidenced by written agreements.

          (c) Plan Amendment. The Board may amend or terminate the Plan provided that (i) stockholder approval shall be required for any amendment whenever such approval is necessary to allow this Plan to meet the conditions of Rule 16b-3 (or any successor rule) under the 1934 Act, and (ii) no amendment may impair any Participant's rights with respect to an outstanding
Stock Option without the consent of the Participant. The Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

          (d) Future Rights. Neither the Plan nor the granting of Stock Options nor any such action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain a Participant for any period of time, or at any particular rate of compensation as a member of the Board.
Nothing in this Plan shall in any way limit or effect the right of the Board or the shareholders of the Company to remove any Participant from the Board or otherwise terminate his or her service as a member of the Board.

          (e) Governing Law. The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable Federal law.


EXHIBIT 5.1


OPINION REGARDING LEGALITY

June 2, 1995



Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067


Ladies and Gentlemen:

                    I am the Corporate Vice President and General Counsel of Northrop Grumman Corporation (the "Company"). This opinion is rendered in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the
Securities Act of 1933, as amended, relating to the offer of up to 2,100,000 shares of Common Stock of the Company. Of this number, 1,800,000 shares are being registered for issuance in connection with the amendment of the Northrop Grumman 1993
Long-Term Incentive Stock Plan (the "1993 Plan") and 300,000 shares are being registered for issuance in connection with the adoption of the Northrop Grumman Corporation 1995 Stock Option
Plan for Non-Employee Directors (the "Directors Plan").

                    In the preparation of this opinion, I have examined or caused to be examined originals or copies of such documents as I have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, I have assumed:

                              The genuineness of all signatures, the authen-
ticity of all documents submitted to me as originals, the con-formity to the originals of all documents submitted to me as copies, and the authenticity of all such originals.

                              The due authorization, execution and delivery of
the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

                              The issuance of Common Stock in accordance with
the terms of the 1993 Plan and the Directors Plan.

                    On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is my opinion that the Common Stock covered by the Registration
Statement, when issued and paid for in accordance with the 1993
Plan or the Directors Plan, respectively, will be legally issued, fully paid and non-assessable.

                    This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the general corporation laws of the State of California and the State of Delaware, and I express no opinion, and none should be inferred, as to any other laws.

                    This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without my prior written consent. I hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                                                 Respectfully submitted,

                                                 /s/  Richard R. Molleur
Richard R. Molleur
Corporate Vice President and
General Counsel




EXHIBIT 23.1


CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated February 15, 1995, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for each of the five years in the period ended December 31, 1994.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Los Angeles, California
June 2, 1995

EXHIBIT 24.1


POWER OF ATTORNEY




POWER OF ATTORNEY
Filing of Registration Statement on Form S-8


KNOWN ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation, (the "Company"), nominate, constitute and appoint RICHARD R. MOLLEUR and SHEILA M. GIBBONS, and each of them, acting or signing singly, as his or her agents and attorneys-in-fact, in his or her respective name in the capacity indicated below to execute and/or file (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of securities which are proposed to be offered to participants of the Northrop Grumman 1993 Long-Term Incentive Stock Plan and the Northrop Grumman 1995 Stock Option Plan for Non-Employee Directors; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness (including the financial statements, prospectus, schedules and all exhibits and other documents filed therewith or constituting a part thereof).

Further, the undersigned do hereby authorize and direct the said agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission ("SEC"), or State Regulatory Agency, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or State Regulatory Agency, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointed agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such document had been executed or filed by the undersigned, respectively.

This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 17th day of May, 1995.

/s/Kent Kresa                 Chairman of the Board, President
Kent Kresa                    and Chief Executive Officer and
                              Director (Principal Executive
                              Officer)

/s/Jack R. Borsting           Director
Jack R. Borsting

/s/John T. Chain, Jr.         Director
John T. Chain, Jr.

/s/Jack Edwards               Director
Jack Edwards

/s/Barbara C. Jordan          Director
Barbara C. Jordan

/s/Aulana L. Peters           Director
Aulana L. Peters

/s/John E. Robson             Director
John E. Robson

/s/Richard M. Rosenberg       Director
Richard M. Rosenberg

/s/William F. Schmied         Director
William F. Schmied

/s/Brent Scowcroft            Director
Brent Scowcroft

/s/John Brooks Slaughter      Director
John Brooks Slaughter

/s/Wallace C. Solberg         Director
Wallace C. Solberg

/s/Richard J. Stegemeier      Director
Richard J. Stegemeier

/s/Richard B. Waugh, Jr.      Corporate Vice President and
Richard B. Waugh, Jr.         Chief Financial Officer
                              (Principal Financial Officer)

/s/Nelson F. Gibbs            Corporate Vice President and
Nelson F. Gibbs               Controller (Principal Accounting
                              Officer)